UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
DECEMBER 30, 2016
Date of Report (Date of earliest event reported)
LIVING 3D HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 000-01900
NEVADA (State or other jurisdiction of incorporation)	87-0451230 (I.R.S. Employer Identification No.)

RM. 1801-02, OFFICE TOWER TWO, GRAND PLAZA, 625 NATHAN ROAD, MONGKOK, KOWLOON, HONG KONG (Address of principal executive offices)	___-____ (Zip Code)
Registrant's telephone number, including area code: (852) 3563-9280
Not Applicable
 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As used in this report, "we", "us", "our", and the "Company" refer to Living 3D Holdings, Inc., a Nevada corporation.

Effective as of December 30, 2016, the Company, Sugar Technology Group Holdings Corporation, a British Virgin Islands corporation ("SUGAR-BVI"), and each of the shareholders of SUGAR-BVI (the "SUGAR-BVI Shareholders") entered into a Share Acquisition and Exchange Agreement (the "Agreement") pursuant to which the Company will acquire from the SUGAR-BVI Shareholders all 100 shares of the SUGAR-BVI $1.00 par value common stock (the "SUGAR-BVI Common Stock") that are issued and outstanding in exchange (the "Share Exchange") for the issuance by us of an aggregate of 30,000,000 shares of our $0.001 par value common stock (the "Company Common Stock") to the SUGAR-BVI Shareholders.

If the Share Exchange is consummated, SUGAR-BVI will become a wholly-owned subsidiary of the Company.  SUGAR-BVI focuses on the research and development of a printing e-commerce platform which seeks to integrate web application with product manufacturing to increase productivity and efficiency.

The consummation of the Share Exchange is subject to certain terms and conditions customary for transactions of this type.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d).      Exhibits.

Exhibit Number	Description

99.1
Share Acquisition and Exchange Agreement by and among Living 3D Holdings, Inc., Sugar Technology Group Holdings Corporation ("SUGAR-BVI"), and All of the Shareholders of SUGAR-BVI dated as of December 30, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: January 5, 2017	Living 3D Holdings, Inc. Registrant /s/ MAN WAH STEPHEN YIP BY: Man Wah Stephen Yip, Chairman of the Board of Directors